                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                January 15, 2002


                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          CANADA                     000-30758                  62-12-62580
----------------------------       --------------           -------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)


8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                 L6T 5P6
-----------------------------------------------------                 ----------
    (address of principal executive offices)                          (Zip code)



Registrant's telephone number, including area code (905) 863-0000.
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ITEM 5.  OTHER EVENTS

         Filed herewith as Exhibit 99.1 is a certain security agreement, among the Registrant, and Nortel Networks Inc. (Nortel Networks Corporation's principal operating subsidiaries), certain other subsidiaries of the Registrant, and JPMorgan Chase Bank, as Collateral Agent, related to the amended and restated credit agreements filed by Nortel Networks Corporation on a Current Report on Form 8-K dated December 26, 2001.

         On January 17, 2002, Nortel Networks Corporation released its financial results for the fourth quarter of 2001 and the year 2001. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

         Nortel Networks Corporation stated that revenues from continuing operations were US$3.46 billion for the fourth quarter of 2001 compared to US$8.20 billion in the same period in 2000. Pro forma net loss from continuing operations(a) for the fourth quarter of 2001 was US$506 million or US$0.16 per common share, compared to pro forma net earnings from continuing operations(a) of US$929 million or US$0.29 per common share, on a diluted basis, in the fourth quarter of 2000. Pro forma net loss from continuing operations(a) for the fourth quarter of 2001 excluded certain items including: Acquisition Related Costs(a) of US$482 million (after tax); the loss on sale of businesses of US$215 million (after tax) primarily related to the writedown of the carrying value of certain assets identified for disposition; and special charges of US$605 million (after tax) primarily related to previously announced workforce reductions and associated facilities closures. Nortel Networks Corporation reported a net loss in the fourth quarter of 2001 of US$1.83 billion or US$0.57 per common share.

         For the year 2001, revenues from continuing operations were US$17.51 billion compared to US$27.95 billion for the year 2000. Pro forma net loss from continuing operations(a) for 2001 was US$4.51 billion, or US$1.41 per common share, compared to pro forma net earnings from continuing operations(a) of US$2.50 billion, or US$0.80 per common share on a diluted basis, for 2000. Pro forma net loss from continuing operations(a) for 2001 excluded certain items including: Acquisition Related Costs(a) of US$4.63 billion (after tax); and special charges of US$14.78 billion (after tax) including the write down of intangible assets of US$12.44 billion (after tax). Nortel Networks Corporation reported a net loss of US$27.30 billion, or US$8.56 per common share, for 2001.

         Nortel Networks Corporation currently expects that revenues in the first quarter of 2002 will be lower than the fourth quarter of 2001 by approximately 10 percent. For the year 2002, Nortel Networks Corporation expects a gradual growth in revenues beginning in the second quarter. With respect to bottom line performance, Nortel Networks Corporation expects an ongoing steady improvement from fourth quarter 2001 performance and to return to profitability in the fourth quarter of 2002.


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         Certain information included herein is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of the Registrant's restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of the Registrant's customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of the Registrant's strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Corporation with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, the Registrant and Nortel Networks Corporation disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


         The related press release is filed as Exhibit 99.2 and is incorporated by reference herein.

   (a) Pro forma net earnings/loss from continuing operations is defined as reported net loss from continuing operations before "Acquisition Related Costs" (in - process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, all special charges (which includes restructuring), any gain or loss on sale of businesses, one time gains associated with certain investment sales, and any associated items as included in the income or loss of our equity accounted for investments. This pro forma measure is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). Non-U.S. GAAP earnings measures (such as this pro forma measure) do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other issuers. This pro forma measure is provided to assist readers in evaluating the operating performance of Nortel Networks Corporation's ongoing business and each of the items listed above were excluded because they were considered to be of a non-operational nature in the applicable period. Investors are encouraged to consider this pro forma measure in the context of Nortel Networks Corporation's U.S. GAAP results (a reconciliation to which is set out in the attached press release tables).


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (c) Exhibits.


   99.1 U.S. Guarantee and Security Agreement among the Registrant, Nortel Networks Inc., the Subsidiaries party thereto and JPMorgan Chase Bank, as Collateral Agent.

   99.2  Press Release dated January 17, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTEL NETWORKS LIMITED


                                         By:          /s/ Deborah J. Noble
                                               ---------------------------------
                                               Deborah J. Noble
                                               Corporate Secretary


                                         By:          /s/ Blair F. Morrison
                                               ---------------------------------
                                               Blair F. Morrison
                                               Assistant Secretary



Dated:  January 18, 2002


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                                  EXHIBIT INDEX


99.1 U.S. Guarantee and Security Agreement among the Registrant, Nortel Networks Inc., the Subsidiaries party thereto and JPMorgan Chase Bank, as Collateral Agent.


99.2     Press Release dated January 17, 2002.


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